CONSULTING AGREEMENT


     AGREEMENT made as of the 1st day January, 1995, by and between BIOTECHNICA INTERNATIONAL, INC., a Delaware corporation (the "Corporation"), having its office at 4001 War Memorial Drive, Suite 200, Peoria, Illinois, 61614, and WILLIAM C. HITTINGER, an individual resident of 52 Pippin's Way, Morristown, New Jersey (the "Consultant").

W I T N E S S E T H

     WHEREAS, the Consultant desires to consult for the Corporation and the Corporation desires to retain the Consultant;

     WHEREAS, the Consultant and the Corporation agree that certain information and technological expertise that the Consultant may obtain during the course of his consultancy with the Corporation should be used exclusively for the benefit of the Corporation.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and conditions herein contained, the parties hereto do agree as follows:

     1.   Employment and Duties.

               The Corporation hereby retains the Consultant and the Consultant hereby agrees to perform consulting services, upon the terms and conditions set forth in this Agreement. The Consultant shall advise the Corporation and its subsidiaries from time to time on various financial and operational matters. The Consultant shall serve as a director of the Corporation, or any subsidiary or affiliate of the Corporation, if he is elected to such position. The Consultant may participate in investment and other activities unrelated to consulting under this Agreement to the extent that such activities do not preclude or conflict with his service under this Agreement. In furnishing his services, the Consultant shall not be an employee of the Corporation but shall be an independent contractor.

     2.   Term; Payment Upon Termination.

               (a) The term of this Agreement shall commence on January 1, 1995, and shall terminate on the earlier of the death of the Consultant or on December 31, 1995 (the "Expiration
Date").

               (b) The Corporation, in the sole discretion of its Board of Directors, may terminate the Consultant prior to the Expiration Date without prior notice at any time for cause.
Cause shall include, but shall not be limited to, neglect of duty, dishonesty, conviction of a felony, inability to render services under this Agreement for any period in excess of 180 days out of any twelve-month period (whether due to ill health or otherwise), breach of this Agreement or repeated or serious violations of Corporation rules.

               (c) Either the Corporation or the Consultant may terminate the services of the Consultant under this Agreement prior to the Expiration Date at any time upon sixty days' written notice.

               (d) If a party notifies the other of his or its intent to terminate the Consultant's service hereunder, the Corporation in its sole discretion may require the Consultant to cease the exercise of his responsibilities and performance of his services for the Corporation at any time prior to the effective date of the notice of termination. If the Corporation terminates the services of the Consultant pursuant to the previous sentence for reasons other than cause prior to the effective date of the notice of termination, the Corporation shall continue to pay the Consultant his fee plus the other benefits provided in this Agreement until the effective date of the notice of termination.

     3.   Compensation and Expenses.

               (a)  For all services to be rendered to the
Corporation or any subsidiary or affiliate of the Corporation, in any capacity, including services as a Director or member of any committee or otherwise, during the term of this Agreement, the Corporation shall pay the Consultant a fee of $15,000 per year for a minimum of 45 days per year to be devoted to the Corporation's business. For services rendered to the Corporation through the Expiration Date, such fee shall be payable quarterly, in arrears, on the 15th day of the month following the end of each calendar quarter.

               (b)  The Corporation shall reimburse the
Consultant for all reasonable and necessary expenses incurred by the Consultant in connection with the Corporation's business, provided that such expenses (i) are approved in writing by an officer of the Corporation, (ii) are deductible by the Corporation, and (iii) are properly documented and accounted for in accordance with the policy of the Corporation and with the requirements of the Internal Revenue Service.

     4.   Restrictions on the Disclosure of Proprietary
Information and Techniques.

               (a) As used in this Agreement, "Proprietary
Information" means information disclosed to or obtained by the Consultant as a result of or related to his relationship with the Corporation, whether or not acquired during business hours, concerning the Corporation's business, research activities, operations, products, manufacturing or other processes, services, customers, vendors and costs and pricing policies, including, but not limited to, information relating to research, development, formulae, specifications, methods, expertise, techniques, inventions, equipment, purchasing, merchandising and selling. Notwithstanding the foregoing sentence, Proprietary Information does not include (i) information acquired by the Consultant before he became a Consultant, (ii) information which is or becomes public knowledge (except as may be disclosed by the Consultant in violation of this Agreement) or (iii) information acquired by the Consultant from a source, other than the Corporation or a party providing such information to the Corporation.


               (b)  If at any time during the course of his
consultancy, the Consultant conceives, develops, participates in the development of or causes to be developed any products, methods, techniques, inventions, improvements or any other processes or formulae (all of such products, methods, techniques, inventions, improvements, processes or formulae being referred to hereinafter as "Proprietary Techniques"), whether or not patentable relating to the business of the Corporation or any part thereof, such Proprietary Techniques shall be and remain the property of the Corporation, and the Consultant shall promptly communicate and disclose and deliver to the Corporation any instruments deemed necessary by the Corporation to effect the disclosure and assignment thereof to the Corporation. If the Corporation shall request, such Consultant shall execute patent applications based on such Proprietary Techniques and execute any instruments in connection therewith or relating thereto, execute a copyright on such copyrightable matter and execute any other instruments deemed necessary by the Corporation for the processing of such patent applications or the acquisition of letters of patent or the securing of copyrights in the United States or in any other country and for the assignment to the Corporation of any patents which may be issued any copyrights claimed, provided that the Corporation shall pay the costs and other expenses of such applications, and shall testify on behalf of the Corporation in connection with any legal or other action arising out of or relating to any such patent or copyright.

               (c) During the course of the Consultant's tenure and forever thereafter:

                    (i)  The Consultant shall not, without the
prior written consent of the Corporation, record, photograph, photocopy or by any other means copy or cause to be copied any document, list, drawing, writing, photograph, sketch, sound recording or other material that embodies Proprietary Information except as may be necessary in the ordinary course of the Corporation's business.

                    (ii) The Consultant shall not, without the prior written consent of the Corporation, directly or indirectly use, or disclose or divulge to any person, firm or corporation, any Proprietary Information or Proprietary Techniques except in the ordinary course of the Corporation's business.

               (d) The Consultant shall not disclose or use any Proprietary Information or Proprietary Techniques which are patented or for which a patent application is pending except as allowed by the Corporation or in the ordinary course of the Corporation's business.

               (e) The Consultant represents and warrants that he is not at the time of the execution of this Agreement subject to restrictions regarding Proprietary Techniques in conflict with those provided for in this Section 4, whether such restriction are imposed by a university, a previous or current employer or by any other entity or individual. If any entity or individual requests that the Consultant agree to any similar restrictions regarding Proprietary Techniques after the date of this Agreement, the nature of such restrictions shall be disclosed to the Corporation, and the Corporation's written approval shall be obtained prior to the Consultant's agreeing to such additional restrictions.

     5.   Restrictions on Competition With the Corporation.

               From the date of the Agreement until one year after leaving the service of the Corporation, the Consultant shall not engage in any research, development, production, manufacturing, consulting, marketing or any other activity (whether as an employee, partner, sole proprietor, agent, independent contractor or otherwise) regarding any and all products under research, development, developed, produced, manufactured or marketed by the Corporation with respect to which the Consultant was actively engaged during this consultancy with the Corporation, but does not include anything under development after time of termination. "Product" is defined for the purpose of this Section 5 and Section 4(b) hereof as any specific marketable physical entity, including, but not limited to, an organism.

     6.   Restriction on Solicitation.

               From the date of this Agreement until one year after leaving the employ of the Corporation, the Consultant shall not solicit or discuss with any person who was an employee of the Corporation or any subsidiary or affiliate of the Corporation at any time during the Consultant's tenure with the Corporation (a "Corporation Employee") the employment of a Corporation Employee by any business, firm, or corporation, or any other entity (other than an accredited college, university, secondary school or non-profit basic research institute) that conducts research with respect to, develops, produces or manufactures any products or techniques or provides services similar to those developed, produced, manufactured or provided by the Corporation, or be an employer, directly or indirectly, of a Corporation Employee or be an officer, director, partner, sole proprietor, the holder of outstanding securities (except the holder of not more than 5% of the securities of any corporation listed on the New York or American Stock Exchanges or the securities of which are quoted on the Automated Quotation System of the National Association of Securities Dealers, Inc.), or principal of any business, firm, corporation, or other entity that employs a Corporation Employee.

     7.   Arbitration.

               The Consultant and the Corporation shall submit to binding arbitration in any controversy or claim arising out of or relating to this Agreement or any breach thereof, provided, however, that the Corporation retains its rights to, and shall not be prohibited, limited or in any other way restricted from seeking or obtaining equitable relief from a court having jurisdiction of the parties against violations of Sections 4, 5 or 6 of this Agreement. Such arbitration shall be conducted in accordance with the rules of the American Arbitration Association in effect at that time, and judgment upon the determination or award rendered by the arbitrators may be entered in any court having jurisdiction thereof. The arbitrators are hereby authorized to award to the winning party the costs (including reasonable attorney's fees and expenses) or any such arbitration and shall make their findings of fact and law in writing.

     8.   Enforceability.

               If any provision of this Agreement shall be found by any arbitration panel or court of competent jurisdiction to be invalid or unenforceable, the parties hereby waive such provision to the extent that it is found to be invalid or unenforceable, the parties hereby waive such provision to the extent that it is found to be invalid or unenforceable. Such provision shall, to the extent allowable by law, be modified by such panel or court so that it becomes enforceable and, as modified, shall be enforced as any other provision hereof, all the other provisions continuing in full force and effect.

     9.   Equitable Remedies; Burden of Proof

               The Consultant acknowledges that because of the nature of the business of the Corporation and the subject matter of this Agreement, a breach of Sections 4, 5 or 6 of this Agreement will cause irreparable injury to the Corporation for which money damages will not provide an adequate remedy, and he agrees that the Corporation shall have the right to have the provisions of such Sections specifically enforced by a court having equity jurisdiction, in addition to, and not in limitation of, any remedies at law that the Corporation may have.

     10.  No Waiver.

               The failure by either party at any time to require performance or compliance by the other of any of its obligations or agreements shall in no way affect the right to require such performance or compliance at any time thereafter. The waiver by either party of a breach of any provision hereof shall not be taken or held to be a waiver of any preceding or succeeding breach of such provision or as a waiver of the provision itself. No waiver of any kind shall be effective or binding, unless it is in writing and is signed by the party against which such waiver is sought to be enforced.

     11.  Assignment.

               This Agreement and all rights hereunder are personal to the Consultant and may not be transferred or assigned by the Consultant at any time. The Corporation may assign its rights, or its obligations hereunder, to any other entity, except that the Corporation may make such an assignment to be a wholly-owned subsidiary of the Corporation. Any such assignee of the Corporation shall assume the obligations of the Corporation under this Agreement. The Consultant may terminate his services pursuant to this Agreement prior to the Expiration Date following any acquisition of greater than 50% of the Corporation's issued and outstanding common stock or following the merger of the Corporation into another corporation, upon 60 days written notice.

     12.  Entire Agreement.

               This Agreement constitutes the entire and only
Agreement between the parties relating to the consultancy of the Consultant for the Corporation, and this Agreement supersedes and cancels any and all previous contracts, arrangements or understandings with respect thereto.

     13.  Amendment.

               This Agreement may be amended, modified, superseded, canceled, renewed or extended only by a written instrument executed by both of the parties hereto.

     14.  Notices.

               All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered personally or mailed by certified mail, return receipt requested, postage prepaid to the address of the applicable party as set forth above or as may be changed by notice given in accordance with the provisions of this
Section 14, except that a notice of change of address shall not be deemed to have been duly given until actually received by the addressee.

     15.  Binding Nature.

               This Agreement shall be binding upon and inure to the benefit of the personal representatives and successors of the respective parties hereto.

     16.  Headings.

               The headings contained in this Agreement are for reference purposes only and shall in no way affect the meaning or interpretation of the Agreement. In this Agreement, the singular includes the plural, the plural the singular, the masculine gender includes both male and female referents, and the work "or" is used in the inclusive sense.

     17.  Survival.

               The provisions of Sections 4 through 9, Section 19, and this Section 17, shall survive the termination or expiration of this Agreement as a continuing agreement of the Corporation and the Consultant except as provided in Section 11 hereof.

     18.  Counterparts.

               This Agreement may be executed in duplicate counterparts, each of which shall be deemed to be an original.

          19.  Governing Law.

               This Agreement and the rights and obligations of the parties hereto shall be construed in accordance with the laws of the State of Illinois.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.



CONSULTANT                         BIOTECHNICA INTERNATIONAL, INC.




William C. Hittinger               J. C. Gouache
                                   President and Chief
                                      Operating Officer